UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 6, 2011
Dr Pepper Snapple Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5301 Legacy Drive, Plano, Texas	75024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 972-673-7300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 6, 2011, Dr Pepper Snapple Group, Inc. (“DPS”) entered into an Underwriting Agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce Fenner & Smith Incorporated and UBS Securities LLC, as joint bookrunning managers and on behalf of the several underwriters named therein (the “Underwriting Agreement”), providing for the purchase and sale of $500 million aggregate principal amount of our 2.900% Senior Notes due 2016 (the “Notes”) in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be fully and unconditionally guaranteed by our existing and future subsidiaries that guarantee our other indebtedness (the “Subsidiary Guarantors”). At the time of issuance, the Notes will be guaranteed by all of our domestic subsidiaries (except two immaterial subsidiaries associated with our charitable foundations). Issuance and delivery of the Notes is expected to occur, subject to customary closing conditions, pursuant to the Indenture, dated as of December 15, 2009, between DPS and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and a Second Supplemental Indenture to be entered into among DPS, the Subsidiary Guarantors and the Trustee. DPS estimates that its net proceeds from the sale of the Notes will be approximately $496.9 million (after underwriting discounts and offering expenses). DPS intends to use such net proceeds to replace a portion of the cash used to purchase its 6.82% Senior Notes due 2018 tendered pursuant to its December 1, 2010 cash tender offer, with such proceeds to be available for general corporate purposes. The Underwriting Agreement contains customary representations, warranties and agreements of DPS and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. We expect this transaction to close on January 11, 2011.
     A copy of the Underwriting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the Underwriting Agreement in this Item 1.01 is qualified entirely by the terms and conditions set forth in the Underwriting Agreement, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Underwriting Agreement dated January 6, 2011, among J.P. Morgan Securities LLC , Merrill Lynch, Pierce Fenner & Smith Incorporated and UBS Securities LLC, as joint bookrunning managers and on behalf of the several underwriters named in Schedule II thereto, and Dr Pepper Snapple Group, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2011	Dr Pepper Snapple Group, Inc.
	By:	/s/ James L. Baldwin, Jr.
		Name:	James L. Baldwin, Jr.
		Title:	Executive Vice President & General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Underwriting Agreement dated January 6, 2011, among J.P. Morgan Securities LLC , Merrill Lynch, Pierce Fenner & Smith Incorporated and UBS Securities LLC, as joint bookrunning managers and on behalf of the several underwriters named in Schedule II thereto, and Dr Pepper Snapple Group, Inc.